As filed with the Securities and Exchange Commission on October 4, 2005
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
COMSTOCK RESOURCES, INC.
(and certain subsidiaries identified in footnote (*) below)
(Exact name of registrant as specified in its charter)

NEVADA	1311	94-1667468
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industries Classification Code Number)	(I.R.S. Employer Identification Number)

5300 Town and Country Blvd., Suite 500 Frisco, Texas 75034 (972) 668-8800 (Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)	M. Jay Allison
President and Chief Executive Officer
5300 Town and Country Blvd., Suite 500
Frisco, Texas 75034
(972) 668-8800
(Name, Address, including zip code, and
telephone number, including area
		code, of agent for service)
Copies to:
Jack E. Jacobsen
Jason P. Maxwell
Locke Liddell & Sapp LLP
2200 Ross Avenue, Suite 2200
Dallas, Texas 75201
(214) 740-8000
     Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐
     If any of the securities being registered on this Form are to offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment, plans, check the following box.    ☑
     If this Form is filed to register additional securities for an offering pursuant to rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the offering.    ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.    ☐
CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum	Amount of
Title of Each Class of	Amount to be	Aggregate	Aggregate	Registration
Securities to be Registered	Registered	Price per Unit	Offering Price	Fee

Shares of Common Stock	(2)(3)	(1)(3)	(2)(3)	N/A

Shares of Preferred Stock	(2)(3)	(1)(3)	(3)	N/A

Units	(2)(3)	(1)(3)	(3)	N/A

Debt Securities	(2)(3)	(1)(3)	(3)	N/A

Warrants	(2)(3)	(1)(3)	(3)	N/A

Total	$500,000,000	100%	$500,000,000	$58,850(4)

(1)	The proposed maximum offering price per security has been omitted pursuant to General Instruction II.D of Form S-3. The Registrant will establish the proposed maximum offering price per security if and when it offers securities registered under this Registration Statement.

(2)	Subject to footnote (4), there is being registered hereunder such indeterminate principal amount of debt securities, number of shares of preferred stock, number of shares of common stock, units, warrants to purchase shares of preferred stock and shares of common stock, or such number of preferred stock or common stock as may be issued upon conversion of, or in exchange for, or upon exercise of, convertible or exchangeable debt securities or preferred stock or warrants (including any securities issuable upon share splits and similar transactions pursuant to Rule 416 under the Securities Act).

(3)	The aggregate initial offering price of the securities registered hereby will not exceed $500,000,000. Such amount represents the principal amount of any debt securities issued at their principal amount, the issue price rather than the principal amount of any debt securities issued at an original issued discount, the liquidation preference (or, if different, the issue price), of any preferred stock, the issue price of any common stock, convertible securities and warrants and the exercise price of any warrants. Any securities registered hereunder may be sold separately, together as units with other securities registered hereunder or upon exercise or conversion of any such securities.

(4)	Calculated pursuant to Rule 457(o) of the Securities Act, based on the maximum aggregate offering price of all the securities.
     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

       * The following subsidiaries are co-registrants incorporated in Nevada and having the I.R.S. Employer Identification Numbers indicated: (i) Comstock Oil & Gas, LP (75-2272352); (ii) Comstock Oil & Gas-Louisiana, LLC (26-0012430); (iii) Comstock Offshore, LLC (75-2733811); (iv) Comstock Oil & Gas GP, LLC (not applicable); (v) Comstock Oil & Gas Investments, LLC (90-0155903); and (vi) Comstock Oil & Gas Holdings, Inc. (75-2968982).

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED OCTOBER 4, 2005
PROSPECTUS
$500,000,000
COMSTOCK RESOURCES, INC.
DEBT SECURITIES
COMMON STOCK
PREFERRED STOCK
WARRANTS
UNITS
        We may offer and sell from time to time up to $500,000,000 of our debt securities, common stock, preferred stock, warrants and/or units. We will provide specific terms of these securities in supplements to this prospectus. The terms of the securities will include the initial offering price, aggregate amount of the offering, listing on any securities exchange or quotation system, risk factors and the agents, dealers or underwriters, if any, to be used in connection with the sale of these securities. You should read this prospectus and any supplement carefully before you invest.
      We may offer the securities directly, through agents designated from time to time, or to or through underwriters or dealers. If any agents or underwriters are involved in the sale of any of the securities, their names, and any applicable purchase price, fee, commission or discount arrangement between or among them, will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. For more information on this topic, please see “Plan of Distribution”. No securities may be sold without the delivery of the applicable prospectus supplement describing the method and terms of the offering of such securities.
      Our common stock is traded on the New York Stock Exchange under the symbol “CRK.”

       This investment involves a high degree of risk. Please see the section in this prospectus entitled “Risk Factors” beginning on page 3.

       Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                     , 2005

-i-

ABOUT THIS PROSPECTUS
      This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one or more offerings up to a total offering price of $500,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we offer to sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering and the securities offered by us in that offering. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information provided in the prospectus supplement. This prospectus does not contain all of the information included in the registration statement. The registration statement filed with the SEC includes exhibits that provide more details about the matters discussed in this prospectus. You should carefully read this prospectus, the related exhibits filed with the SEC and any prospectus supplement, together with the additional information described below under the heading “Where You Can Find More Information.”
      You should rely only on the information contained or incorporated by reference in this prospectus and in any accompanying prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer of the securities covered by this prospectus in any state where the offer is not permitted. You should assume that the information appearing in this prospectus, any prospectus supplement and any other document incorporated by reference is accurate only as of the date on the front cover of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.
      Under no circumstances should the delivery to you of this prospectus create any implication that the information contained in this prospectus is correct as of any time after the date of this prospectus.
      Unless otherwise indicated or unless the context otherwise requires, all references in this prospectus to “Comstock,” “we,” “us,” and “our” mean Comstock Resources, Inc. and its consolidated subsidiaries. In this prospectus, we sometimes refer to the debt securities, common stock, preferred stock, warrants and units collectively as the “securities.”
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
      The information contained in this prospectus, including the documents incorporated by reference herein and our public releases include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements are identified by their use of terms such as “expect,” “estimate,” “anticipate,” “project,” “plan,” “believe” and similar terms. All statements, other than statements of historical facts, included in or incorporated by reference to this prospectus, are forward-looking statements, including statements under the caption “Risk Factors,” regarding:

•	the potential for future or undiscovered reserves;

•	the availability of exploration and development opportunities;

•	amount, nature and timing of capital expenditures;

•	amount and timing of future production of oil and natural gas;

•	the number of anticipated wells to be drilled after the date hereof;

•	our financial or operating results;

•	cash flow and anticipated liquidity;

•	operating costs such as finding and development costs, lease operating expenses, administrative costs and other expenses;

•	our business strategy;

•	other plans and objectives for future operations.
      Any or all of our forward-looking statements in this prospectus may turn out to be incorrect. They can be affected by a number of factors, including, among others:

•	the risks described in the “Risk Factors” and elsewhere in this prospectus and in any accompanying prospectus supplement;

•	the timing and success of our drilling activities;

•	the volatility of prices and supply of, and demand for, oil and natural gas;

•	the numerous uncertainties inherent in estimating quantities of oil and natural gas reserves and actual future production rates and associated costs;

•	our ability to successfully identify, execute or effectively integrate future acquisitions;

•	the usual hazards associated with the oil and gas industry, including fires, well blowouts, pipe failure, spills, explosions and other unforeseen hazards;

•	our ability to effectively market our oil and natural gas;

•	the availability of rigs, equipment, supplies and personnel;

•	our ability to acquire or discover additional reserves;

•	our ability to satisfy future capital requirements;

•	changes in regulatory requirements;

•	general economic and competitive conditions;

•	our ability to retain key members of our senior management and key employees; and

•	continued hostilities in the Middle East and other sustained military campaigns and acts of terrorism or sabotage.
      Reserve engineering is a subjective process of estimating underground accumulations of oil and natural gas that cannot be precisely measured. The accuracy of any reserve estimate depends on the quality of available data, production history and engineering and geological interpretation and judgment. Because all reserve estimates are to some degree imprecise, the quantities of oil and natural gas that are ultimately recovered, production and operating costs, the amount and timing of future development expenditures and future oil and natural gas prices may all differ materially from those assumed in these estimates. The information regarding present value of the future net cash flows attributable to our proved oil and natural gas reserves are estimates only and should not be construed as the current market value of the estimated oil and natural gas reserves attributable to our properties. Additional important factors that could cause actual results to differ materially from our expectations are discussed in “Risk Factors” and elsewhere in this prospectus. Should one or more of these risks or uncertainties occur, or should underlying assumptions prove incorrect, our actual results and plans for 2005 and beyond could differ materially from those expressed in the forward-looking statements. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by such factors.
COMSTOCK RESOURCES, INC.
      Our oil and natural gas operations are primarily concentrated onshore in the East Texas/ North Louisiana, Southeast Texas and South Texas regions. In addition, we have properties in other regions in Arkansas, Kansas, Kentucky, Mississippi, New Mexico and Oklahoma. We also own 48% of Bois d’Arc Energy, Inc., a publicly-held company which conducts exploration, development and production operations in state and federal waters of the Gulf of Mexico.

RISK FACTORS
      The securities to be offered by this prospectus may involve a high degree of risk. You should carefully consider the risk factors described below and the other information in this prospectus, any prospectus supplement and in any other document filed by us with the SEC after the date of this prospectus before deciding to invest in any of the securities. If applicable, we will include in any prospectus supplement a description of those significant factors that could make the offering described in the prospectus supplement speculative or risky. If any of the risks were actually to occur, our business, financial condition or results of operation could be materially and adversely affected. In that case, the trading price, if applicable, of the securities could decline, and you might lose all or part of your investment.

A substantial or extended decline in oil and natural gas prices may adversely affect our business, financial condition, cash flow, liquidity or results of operations and our ability to meet our capital expenditure obligations and financial commitments and to implement our business strategy.
      Our business is heavily dependent upon the prices of, and demand for, oil and natural gas. Historically, the prices for oil and natural gas have been volatile and are likely to remain volatile in the future. The prices we receive for our oil and natural gas production and the level of such production will be subject to wide fluctuations and depend on numerous factors beyond our control, including the following:

•	the domestic and foreign supply of oil and natural gas;

•	the price and quantity of imports of crude oil and natural gas;

•	political conditions and events in other oil-producing and natural gas-producing countries, including embargoes, continued hostilities in the Middle East and other sustained military campaigns, and acts of terrorism or sabotage;

•	the actions of the Organization of Petroleum Exporting Countries, or OPEC;

•	domestic government regulation, legislation and policies;

•	the level of global oil and natural gas inventories;

•	weather conditions;

•	technological advances affecting energy consumption;

•	the price and availability of alternative fuels; and

•	overall economic conditions.
      Any continued and extended decline in the price of crude oil or natural gas will adversely affect:

•	our revenues, profitability and cash flow from operations;

•	the value of our proved oil and natural gas reserves;

•	the economic viability of certain of our drilling prospects;

•	our borrowing capacity; and

•	our ability to obtain additional capital.
      We have entered into natural gas price hedging arrangements on certain of our anticipated sales. In the future we may enter into additional hedging arrangements in order to reduce our exposure to price risks. Such arrangements would limit our ability to benefit from increases in oil and natural gas prices.

The unavailability or high cost of drilling rigs, equipment, supplies or qualified personnel and oilfield services could adversely affect our ability to execute our exploration and development plans on a timely basis and within our budget.
      With the increasing oil and natural gas prices, our industry is beginning to experience a shortage of drilling rigs, equipment, supplies and qualified personnel. Costs and delivery times of rigs, equipment and supplies are substantially greater than they were several years ago. In addition, demand for, and wage rates of, qualified drilling rig crews rise with increases in the number of active rigs in service. Shortages of drilling rigs, equipment or supplies or qualified personnel in the areas in which we operate could delay or restrict our exploration and development operations, which in turn could adversely affect our financial condition and results of operations because of our concentration in those areas.

We plan to pursue acquisitions as part of our growth strategy and there are risks in connection with acquisitions.
      Our growth has been attributable in part to acquisitions of producing properties and companies. We expect to continue to evaluate and, where appropriate, pursue acquisition opportunities on terms we consider favorable. However, we cannot assure you that suitable acquisition candidates will be identified in the future, or that we will be able to finance such acquisitions on favorable terms. In addition, we compete against other companies for acquisitions, and we cannot assure you that we will successfully acquire any material property interests. Further, we cannot assure you that future acquisitions by us will be integrated successfully into our operations or will increase our profits.
      The successful acquisition of producing properties requires an assessment of numerous factors beyond our control, including, without limitation:

•	recoverable reserves;

•	exploration potential;

•	future oil and natural gas prices;

•	operating costs; and

•	potential environmental and other liabilities.
      In connection with such an assessment, we perform a review of the subject properties that we believe to be generally consistent with industry practices. The resulting assessments are inexact and their accuracy uncertain, and such a review may not reveal all existing or potential problems, nor will it necessarily permit us to become sufficiently familiar with the properties to fully assess their merits and deficiencies. Inspections may not always be performed on every well, and structural and environmental problems are not necessarily observable even when an inspection is made.
      Additionally, significant acquisitions can change the nature of our operations and business depending upon the character of the acquired properties, which may be substantially different in operating and geologic characteristics or geographic location than our existing properties. While our current operations are focused in the East Texas/ North Louisiana, Southeast Texas, South Texas, Mississippi, the Mid-Continent and other regions, as well as the Gulf of Mexico through our 48% ownership interest in Bois d’Arc Energy, we may pursue acquisitions or properties located in other geographic areas.

Our future production and revenues depend on our ability to replace our reserves.
      Our future production and revenues depend upon our ability to find, develop or acquire additional oil and natural gas reserves that are economically recoverable. Our proved reserves will generally decline as reserves are depleted, except to the extent that we conduct successful exploration or development activities or acquire properties containing proved reserves, or both. To increase reserves and production, we must continue our acquisition and drilling activities. We cannot assure you, however, that our acquisition and drilling activities will result in significant additional reserves or that we will have continuing success drilling productive wells at low finding and development costs. Furthermore, while our revenues may increase if prevailing oil and natural gas prices increase significantly, our finding costs for additional reserves could also increase.

Prospects that we decide to drill may not yield oil or natural gas in commercially viable quantities or quantities sufficient to meet our targeted rate of return.
      A prospect is a property in which we own an interest or have operating rights and has what our geoscientists believe, based on available seismic and geological information, to be an indication of potential oil or natural gas. Our prospects are in various stages of evaluation, ranging from a prospect that is ready to be drilled to a prospect that will require substantial additional evaluation and interpretation. There is no way to predict in advance of drilling and testing whether any particular prospect will yield oil or natural gas in sufficient quantities to recover drilling or completion costs or to be economically viable. The use of seismic data and other technologies and the study of producing fields in the same area will not enable us to know conclusively prior to drilling whether oil or natural gas will be present or, if present, whether oil or natural gas will be present in commercial quantities. The analysis that we perform using data from other wells, more fully explored prospects and/or producing fields may not be useful in predicting the characteristics and potential reserves associated with our drilling prospects. If we drill additional unsuccessful wells, our drilling success rate may decline and we may not achieve our targeted rate of return.

Our debt service requirements could adversely affect our operations and limit our growth.
      We have $307.0 million in debt as of June 30, 2005, and our ratio of total debt to total capitalization was approximately 38%.
      Our outstanding debt will have important consequences, including, without limitation:

•	a portion of our cash flow from operations will be required to make debt service payments;

•	our ability to borrow additional amounts for working capital, capital expenditures (including acquisitions) or other purposes will be limited; and

•	our debt could limit our ability to capitalize on significant business opportunities, our flexibility in planning for or reacting to changes in market conditions and our ability to withstand competitive pressures and economic downturns.
      In addition, future acquisition or development activities may require us to alter our capitalization significantly. These changes in capitalization may significantly increase our debt. Moreover, our ability to meet our debt service obligations and to reduce our total debt will be dependent upon our future performance, which will be subject to general economic conditions and financial, business and other factors affecting our operations, many of which are beyond our control. If we are unable to generate sufficient cash flow from operations in the future to service our indebtedness and to meet other commitments, we will be required to adopt one or more alternatives, such as refinancing or restructuring our indebtedness, selling material assets or seeking to raise additional debt or equity capital. We cannot assure you that any of these actions could be effected on a timely basis or on satisfactory terms or that these actions would enable us to continue to satisfy our capital requirements.
      Our bank credit facility contains a number of significant covenants. These covenants will limit our ability to, among other things:

•	borrow additional money;

•	merge, consolidate or dispose of assets;

•	make certain types of investments;

•	enter into transactions with our affiliates; and

•	pay dividends.

      Our failure to comply with any of these covenants would cause a default under our bank credit facility and the indenture governing our 6 7/8% senior notes due 2012. A default, if not waived, could result in acceleration of our indebtedness, in which case the debt would become immediately due and payable. If this occurs, we may not be able to repay our debt or borrow sufficient funds to refinance it. Even if new financing is available, it may not be on terms that are acceptable to us. Complying with these covenants may cause us to take actions that we otherwise would not take or not take actions that we otherwise would take.

A substantial percentage of our total proved reserves are developed non-producing or undeveloped, and those reserves may not ultimately be produced or developed.
      A substantial percentage of our total proved reserves are developed non-producing or undeveloped. These reserves may not ultimately be developed or produced. Furthermore, not all of our undeveloped or developed non-producing reserves may be ultimately produced at the time periods we have planned, at the costs we have budgeted, or at all. As a result, we may not find commercially viable quantities of oil and natural gas, which in turn may result in a material adverse effect on our results of operations.

Our business involves many uncertainties and operating risks that can prevent us from realizing profits and can cause substantial losses.
      Our future success will depend on the success of our exploration and development activities. Exploration activities involve numerous risks, including the risk that no commercially productive natural gas or oil reserves will be discovered. In addition, these activities may be unsuccessful for many reasons, including weather, cost overruns, equipment shortages and mechanical difficulties. Moreover, the successful drilling of a natural gas or oil well does not ensure we will realize a profit on our investment. A variety of factors, both geological and market-related, can cause a well to become uneconomical or only marginally economical. In addition to their costs, unsuccessful wells can hurt our efforts to replace production and reserves.
      Our business involves a variety of operating risks, including:

•	unusual or unexpected geological formations;

•	fires;

•	explosions;

•	blow-outs and surface cratering;

•	uncontrollable flows of natural gas, oil and formation water;

•	natural disasters, such as hurricanes, tropical storms and other adverse weather conditions;

•	pipe, cement, subsea well or pipeline failures;

•	casing collapses;

•	mechanical difficulties, such as lost or stuck oil field drilling and service tools;

•	abnormally pressured formations; and

•	environmental hazards, such as natural gas leaks, oil spills, pipeline ruptures and discharges of toxic gases.
      If we experience any of these problems, well bores, platforms, gathering systems and processing facilities could be affected, which could adversely affect our ability to conduct operations. We could also incur substantial losses as a result of:

•	injury or loss of life;

•	severe damage to and destruction of property, natural resources and equipment;

•	pollution and other environmental damage;

•	clean-up responsibilities;

•	regulatory investigation and penalties;

•	suspension of our operations; and

•	repairs to resume operations.

We operate in a highly competitive industry, and our failure to remain competitive with our competitors, many of which have greater resources than us, could adversely affect our results of operations.
      The oil and natural gas industry is highly competitive in the search for and development and acquisition of reserves. Our competitors for the acquisition, development and exploration of oil and natural gas properties and capital to finance such activities, include companies that have greater financial and personnel resources than we do. These resources could allow those competitors to price their products and services more aggressively than we can, which could hurt our profitability. Moreover, our ability to acquire additional properties and to discover reserves in the future will be dependent upon our ability to evaluate and select suitable properties and to close transactions in a highly competitive environment.

Our competitors may use superior technology that we may be unable to afford or which would require costly investment by us in order to compete.
      If our competitors use or develop new technologies, we may be placed at a competitive disadvantage, and competitive pressures may force us to implement new technologies at a substantial cost. In addition, our competitors may have greater financial, technical and personnel resources that allow them to enjoy technological advances and may in the future allow them to implement new technologies before we can. We cannot be certain that we will be able to implement technologies on a timely basis or at a cost that is acceptable to us. One or more of the technologies that we currently use or that we may implement in the future may become obsolete. All of these factors may inhibit our ability to acquire additional prospects and compete successfully in the future.

Substantial exploration and development activities could require significant outside capital, which could dilute the value of your shares and restrict our activities. Also, we may not be able to obtain needed capital or financing on satisfactory terms, which could lead to a limitation of our future business opportunities and a decline in our oil and natural gas reserves.
      We expect to expend substantial capital in the exploration for and development of oil and natural gas reserves. In order to finance these activities, we may need to alter or increase our capitalization substantially through the issuance of debt or equity securities, the sale of non-strategic assets or other means. The issuance of additional equity securities could have a dilutive effect on the value of your shares. The issuance of additional debt would require that a portion of our cash flow from operations be used for the payment of interest on our debt, thereby reducing our ability to use our cash flow to fund working capital, capital expenditures, acquisitions, dividends and general corporate requirements, which could place us at a competitive disadvantage relative to other competitors. Additionally, if revenues decrease as a result of lower oil or natural gas prices, operating difficulties or declines in reserves, our ability to obtain the capital necessary to undertake or complete future exploration and development programs and to pursue other opportunities may be limited, which could result in a curtailment of our operations relating to exploration and development of our prospects, which in turn could result in a decline in our oil and natural gas reserves.

If oil and natural gas prices decrease, we may be required to write-down the carrying values and/or the estimates of total reserves of our oil and natural gas properties, which would constitute a non-cash charge to earnings and adversely affect our results of operations.
      Accounting rules applicable to us require that we review periodically the carrying value of our oil and natural gas properties for possible impairment. Based on specific market factors and circumstances at the time of prospective impairment reviews and the continuing evaluation of development plans, production data, economics and other factors, we may be required to write down the carrying value of our oil and natural gas properties. A write-down constitutes a non-cash charge to earnings. We may incur non-cash charges in the future, which could have a material adverse effect on our results of operations in the period taken. We may also reduce our estimates of the reserves that may be economically recovered, which could have the effect of reducing the total value of our reserves. Such a reduction in carrying value could impact our borrowing ability and may result in accelerating the repayment date of any outstanding debt.

Our reserve estimates depend on many assumptions that may turn out to be inaccurate. Any material inaccuracies in our reserve estimates or underlying assumptions will materially affect the quantities and present value of our reserves.
      Reserve engineering is a subjective process of estimating the recovery from underground accumulations of oil and natural gas that cannot be precisely measured. The accuracy of any reserve estimate depends on the quality of available data, production history and engineering and geological interpretation and judgment. Because all reserve estimates are to some degree imprecise, the quantities of oil and natural gas that are ultimately recovered, production and operating costs, the amount and timing of future development expenditures and future oil and natural gas prices may all differ materially from those assumed in these estimates. The information regarding present value of the future net cash flows attributable to our proved oil and natural gas reserves is only estimated and should not be construed as the current market value of the oil and natural gas reserves attributable to our properties. Thus, such information includes revisions of certain reserve estimates attributable to proved properties included in the preceding year’s estimates. Such revisions reflect additional information from subsequent activities, production history of the properties involved and any adjustments in the projected economic life of such properties resulting from changes in product prices. Any future downward revisions could adversely affect our financial condition, our borrowing ability, our future prospects and the value of our common stock.

If we are unsuccessful at marketing our oil and gas at commercially acceptable prices, our profitability will decline.
      Our ability to market oil and gas at commercially acceptable prices depends on, among other factors, the following:

•	the availability and capacity of gathering systems and pipelines;

•	federal and state regulation of production and transportation;

•	changes in supply and demand; and

•	general economic conditions.
      Our inability to respond appropriately to changes in these factors could negatively effect our profitability.

Market conditions or operational impediments may hinder our access to oil and natural gas markets or delay our production.
      Market conditions or the unavailability of satisfactory oil and natural gas transportation arrangements may hinder our access to oil and natural gas markets or delay our production. The availability of a ready market for our oil and natural gas production depends on a number of factors, including the demand for and supply of oil and natural gas and the proximity of reserves to pipelines and terminal facilities. Our ability to market our production depends in a substantial part on the availability and capacity of gathering systems, pipelines and processing facilities, in some cases owned and operated by third parties. Our failure to obtain such services on acceptable terms could materially harm our business. We may be required to shut in wells for a lack of a market or because of the inadequacy or unavailability of pipelines or gathering system capacity. If that were to occur, then we would be unable to realize revenue from those wells until arrangements were made to deliver our production to market.

We depend on our key personnel and the loss of any of these individuals could have a material adverse effect on our operations.
      We believe that the success of our business strategy and our ability to operate profitably depend on the continued employment of M. Jay Allison, President and Chief Executive Officer, and a limited number of other senior management personnel. Loss of the services of Mr. Allison or any of those other individuals could have a material adverse effect on our operations.

Our insurance coverage may not be sufficient or may not be available to cover some liabilities or losses that we may incur.
      If we suffer a significant accident or other loss, our insurance coverage will be net of our deductibles and may not be sufficient to pay the full current market value or current replacement value of our lost investment, which could result in a material adverse impact on our operations and financial condition. Our insurance does not protect us against all operational risks. We do not carry business interruption insurance. For some risks, we may not obtain insurance if we believe the cost of available insurance is excessive relative to the risks presented. Because third party drilling contractors are used to drill our wells, we may not realize the full benefit of workers’ compensation laws in dealing with their employees. In addition, some risks, including pollution and environmental risks, generally are not fully insurable.

We are subject to extensive governmental laws and regulations that may adversely affect the cost, manner or feasibility of doing business.
      Our operations and facilities are subject to extensive federal, state and local laws and regulations relating to the exploration for, and the development, production and transportation of, oil and natural gas, and operating safety. Future laws or regulations, any adverse changes in the interpretation of existing laws and regulations or our failure to comply with existing legal requirements may harm our business, results of operations and financial condition. We may be required to make large and unanticipated capital expenditures to comply with governmental laws and regulations, such as:

•	lease permit restrictions;

•	drilling bonds and other financial responsibility requirements, such as plug and abandonment bonds;

•	spacing of wells;

•	unitization and pooling of properties;

•	safety precautions;

•	regulatory requirements; and

•	taxation.
      Under these laws and regulations, we could be liable for:

•	personal injuries;

•	property and natural resource damages;

•	well reclamation costs; and

•	governmental sanctions, such as fines and penalties.
      Our operations could be significantly delayed or curtailed and our cost of operations could significantly increase as a result of regulatory requirements or restrictions. We are unable to predict the ultimate cost of compliance with these requirements or their effect on our operations.

Our operations may incur substantial liabilities to comply with environmental laws and regulations.
      Our oil and natural gas operations are subject to stringent federal, state and local laws and regulations relating to the release or disposal of materials into the environment and otherwise relating to environmental protection. These laws and regulations:

•	require the acquisition of a permit before drilling commences;

•	restrict the types, quantities and concentration of substances that can be released into the environment in connection with drilling and production activities;

•	limit or prohibit drilling activities on certain lands lying within wilderness, wetlands and other protected areas; and

•	impose substantial liabilities for pollution resulting from our operations.
      Failure to comply with these laws and regulations may result in:

•	the assessment of administrative, civil and criminal penalties;

•	the incurrence of investigatory or remedial obligations; and

•	the imposition of injunctive relief.
      Changes in environmental laws and regulations occur frequently, and any changes that result in more stringent or costly waste handling, storage, transport, disposal or cleanup requirements could require us to make significant expenditures to reach and maintain compliance and may otherwise have a material adverse effect on our industry in general and on our own results of operations, competitive position or financial condition. Under these environmental laws and regulations, we could be held strictly liable for the removal or remediation of previously released materials or property contamination regardless of whether we were responsible for the release or contamination or if our operations met previous standards in the industry at the time they were performed.

Provisions of our articles of incorporation, bylaws and Nevada law will make it more difficult to effect a change in control of us, which could adversely affect the price of our common stock.
      Nevada corporate law and our articles of incorporation and bylaws contain provisions that could delay, defer or prevent a change in control of us. These provisions include:

•	allowing for authorized but unissued shares of common and preferred stock;

•	a classified board of directors;

•	requiring special stockholder meetings to be called only by our chairman of the board, our chief executive officer, a majority of the board or the holders of at least 10% of our outstanding stock entitled to vote at a special meeting;

•	requiring removal of directors by a supermajority stockholder vote;

•	prohibiting cumulative voting in the election of directors; and

•	Nevada control share laws that may limit voting rights in shares representing a controlling interest in us.
      We have also adopted a stockholders’ rights plan which is discussed in more detail below under the caption “DESCRIPTION OF CAPITAL STOCK — Stockholders’ Rights Plan.” The provisions of the stockholders’ rights plan and the above provisions could make an acquisition of us by means of a tender offer or proxy contest or removal of our incumbent directors more difficult. As a result, these provisions could make it more difficult for a third party to acquire us, even if doing so would benefit our stockholders, which may limit the price that investors are willing to pay in the future for shares of our common stock.

USE OF PROCEEDS
      Unless otherwise specified in an accompanying prospectus supplement, we expect to use the net proceeds from the sale of the securities offered by this prospectus:

•	to refinance certain existing indebtedness;

•	to finance acquisitions; and

•	for general corporate purposes.
      We may invest funds not required immediately for these purposes in marketable securities and short-term investments. The precise amount and timing of the application of these proceeds will depend upon our funding requirements and the availability and cost of other funds.
RATIO OF EARNINGS TO FIXED CHARGES
      The following table sets forth our ratios of earnings to fixed charges on a consolidated basis for the periods shown. You should read these ratios of earnings to fixed charges in connection with our consolidated financial statements, including the notes to those statements, incorporated by reference into this prospectus.

						Six Months
						Ended
	Years Ended December 31,					June 30,

	2000	2001	2002	2003	2004	2004	2005

Ratio of earnings to fix charges	3.1x	3.1x	1.5x	3.7x	4.4x	3.6x	1.8x
      The ratios were computed by dividing earnings by fixed charges. For this purpose, “earnings” represent the aggregate of (i) income from continuing operations before income taxes and (ii) fixed charges. “Fixed charges” consists of interest expense, capitalized interest expense, preferred stock dividends and that portion of non-capitalized rental expense deemed to be the equivalent of interest.
DESCRIPTION OF DEBT SECURITIES
      This section describes the general terms and provisions of the debt securities which may be offered by us from time to time. The applicable prospectus supplement will describe the specific terms of the debt securities offered by that prospectus supplement.
      We may issue debt securities either separately or together with, or upon the conversion of, or in exchange for, other securities. The debt securities are to be either our senior obligations issued in one or more series and referred to herein as the senior debt securities, or our subordinated obligations issued in one or more series and referred to herein as the subordinated debt securities. The debt securities will be general obligations of Comstock. Each series of debt securities will be issued under an agreement, or indenture, between Comstock and an independent third party, usually a bank or trust company, known as a trustee, who will be legally obligated to carry out the terms of the indenture. The name(s) of the trustee(s) will be set forth in the applicable prospectus supplement. We may issue all the debt securities under the same indenture, as one or as separate series, as specified in the applicable prospectus supplement(s).
      This summary of certain terms and provisions of the debt securities and indentures is not complete. If we refer to particular provisions of an indenture, the provisions, including definitions of certain terms, are incorporated by reference as a part of this summary. The indentures are or will be filed as an exhibit to the registration statement of which this prospectus is a part, or as exhibits to documents that we may file under the Securities Exchange Act of 1934 which are incorporated by reference into this prospectus. The indentures are subject to and governed by the Trust Indenture Act of 1939. You should refer to the applicable indenture for the provisions which may be important to you.

General
      The indentures may not limit the amount of debt securities which we may issue. We may issue debt securities up to an aggregate principal amount as we may authorize from time to time. The applicable prospectus supplement will describe the terms of any debt securities being offered, including:

•	the title and aggregate principal amount;

•	the date(s) when principal is payable;

•	the interest rate, if any, and the method for calculating the interest rate;

•	the interest payment dates and the record dates for the interest payments;

•	the places where the principal and interest will be payable;

•	any mandatory or optional redemption or repurchase terms or prepayment, conversion, sinking fund or exchangeability or convertibility provisions;

•	whether such debt securities will be senior debt securities or subordinated debt securities and, if subordinated debt securities, the subordination provisions and the applicable definition of senior indebtedness;

•	additional provisions, if any, relating to the defeasance and covenant defeasance of the debt securities;

•	if other than denominations of $1,000 or multiples of $1,000, the denominations the debt securities will be issued in;

•	whether the debt securities will be issued in the form of global securities, as discussed below, or certificates;

•	whether the debt securities will be issuable in registered form, referred to as registered securities, or in bearer form, referred to as bearer securities, or both, and if bearer securities are issuable, any restrictions applicable to the exchange of one form for another and the offer, sale and delivery of bearer securities;

•	any applicable material federal tax consequences;

•	the dates on which premiums, if any, will be payable;

•	our right, if any, to defer payment of interest and the maximum length of such deferral period;

•	any paying agents, transfer agents, registrars or trustees (except as provided for herein);

•	any listing on a securities exchange;

•	if convertible into common stock or preferred stock, the terms on which such debt securities are convertible;

•	the terms, if any, of the transfer, mortgage, pledge, or assignment as security for any series of debt securities of any properties, assets, proceeds, securities or other collateral, including whether certain provisions of the Trust Indenture Act of 1939 are applicable, and any corresponding changes to provisions of the indenture as then in effect;

•	restrictions on the declaration of dividends, if any;

•	restrictions on issuing additional debt, if any;

•	material limitations or qualifications on the debt securities imposed by the rights of any of our other securities, if any;

•	the initial offering price; and

•	other specific terms, including covenants and any additions or changes to the events of default provided for with respect to the debt securities.

      The terms of the debt securities of any series may differ, and without the consent of the holders of the debt securities of any series, we may reopen a previous series of debt securities and issue additional debt securities of such series or establish additional terms of such series, unless otherwise indicated in the applicable prospectus supplement.
Non-U.S. Currency
      If the purchase price of any debt securities is payable in a currency other than U.S. dollars or if principal of, or premium, if any, or interest, if any, on any of the debt securities is payable in any currency other than U.S. dollars, the specific terms with respect to such debt securities and such foreign currency will be specified in the applicable prospectus supplement.
Original Issue Discount Securities
      Debt securities may be issued as original issue discount securities to be sold at a substantial discount below their principal amount. Original issue discount securities may include “zero coupon” securities that do not pay any cash interest for the entire term of the securities. In the event of an acceleration of the maturity of any original issue discount security, the amount payable to the holder thereof upon such acceleration will be determined in the manner described in the applicable prospectus supplement. Material federal income tax and other considerations applicable to original issue discount securities will be described in the applicable prospectus supplement.
Covenants
      Under the indentures, we will be required to:

•	pay the principal, interest and any premium on the debt securities when due;

•	maintain a place of payment;

•	deliver a report to the trustee at the end of each fiscal year reviewing our obligations under the indentures; and

•	deposit sufficient funds with any paying agent on or before the due date for any principal, interest or any premium.
      Any additional covenants will be described in the applicable prospectus supplement.
Registration, Transfer, Payment and Paying Agent
      Unless otherwise indicated in a prospectus supplement, each series of debt securities will be issued in registered form only, without coupons. The indentures, however, provide that we may also issue debt securities in bearer form only, or in both registered and bearer form. Bearer securities must not be offered, sold, resold or delivered in connection with their original issuance in the United States or to any United States person other than offices located outside the United States of certain United States financial institutions. “United States person” means any citizen or resident of the United States, any corporation, partnership or other entity created or organized in or under the laws of the United States, any estate the income of which is subject to United States federal income taxation regardless of its source, or any trust whose administration is subject to the primary supervision of a United States court and which has one or more United States fiduciaries who have the authority to control all substantial decisions of the trust. “United States” means the United States of America (including the states thereof and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction. Purchasers of bearer securities will be subject to certification procedures and may be affected by certain limitations under United States tax laws. Such procedures and limitations will be described in the prospectus supplement relating to the offering of the bearer securities.
      Unless otherwise indicated in a prospectus supplement, registered securities will be issued in denominations of $1,000 or any integral multiple thereof.

      Unless otherwise indicated in a prospectus supplement, the principal, premium, if any, and interest, if any, of or on the debt securities will be payable, and debt securities may be surrendered for registration of transfer or exchange, at an office or agency to be maintained by us in the City of New York, provided that payments of interest with respect to any registered security may be made at our option by check mailed to the address of the person entitled to payment or by transfer to an account maintained by the payee with a bank located in the United States. No service charge will be made for any registration of transfer or exchange of debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge and any other expenses that may be imposed in connection with the exchange or transfer.
      Unless otherwise indicated in a prospectus supplement, payment of principal of, premium, if any, and interest, if any, on bearer securities will be made, subject to any applicable laws and regulations, at such office or agency outside the United States as specified in the prospectus supplement and as we may designate from time to time. Unless otherwise indicated in a prospectus supplement, payment of interest due on bearer securities on any interest payment date will be made only against surrender of the coupon relating to such interest payment date. Unless otherwise indicated in a prospectus supplement, no payment of principal, premium or interest with respect to any bearer security will be made at any office or agency in the United States or by check mailed to any address in the United States or by transfer to an account maintained with a bank located in the United States; except that if amounts owing with respect to any bearer securities shall be payable in U.S. dollars, payment may be made at the Corporate Trust Office of the applicable trustee or at any office or agency designated by us in the Borough of Manhattan, The City of New York, if (but only if) payment of the full amount of such principal, premium or interest at all offices outside of the United States maintained for such purpose by us is illegal or effectively precluded by exchange controls or similar restrictions.
      Unless otherwise indicated in the applicable prospectus supplement, we will not be required to:

•	issue, register the transfer of or exchange debt securities of any series during a period beginning at the opening of business 15 days before any selection of debt securities of that series of like tenor to be redeemed and ending at the close of business on the day of that selection;

•	register the transfer of or exchange any registered security, or portion thereof, called for redemption, except the unredeemed portion of any registered security being redeemed in part;

•	exchange any bearer security called for redemption, except to exchange such bearer security for a registered security of that series and like tenor that is simultaneously surrendered for redemption; or

•	issue, register the transfer of or exchange any debt security which has been surrendered for repayment at the option of the holder, except the portion, if any, of the debt security not to be so repaid.
Ranking of Debt Securities
      The senior debt securities will be our unsubordinated obligations and will rank equally in right of payment with all other unsubordinated indebtedness of ours. The subordinated debt securities will be obligations of ours and will be subordinated in right of payment to all existing and future senior indebtedness. The prospectus supplement will describe the subordination provisions and set forth the definition of senior indebtedness applicable to the subordinated debt securities, and will set forth the approximate amount of such senior indebtedness outstanding as of a recent date.
Global Securities
      The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depository, such as the Depository Trust Company, identified in the prospectus supplement relating to such series. Global debt securities may be issued in either registered or bearer form and in either temporary or permanent form. Unless and until it is exchanged in whole or in part for individual certificates evidencing debt securities, a global debt security may not be transferred except as a whole:

•	by the depository to a nominee of such depository;

•	by a nominee of such depository to such depository or another nominee of such depository; or

•	by such depository or any such nominee to a successor of such depository or a nominee of such successor.
      The specific terms of the depository arrangement with respect to a series of global debt securities and certain limitations and restrictions relating to a series of global bearer securities will be described in the applicable prospectus supplement.
Outstanding Debt Securities
      In determining whether the holders of the requisite principal amount of outstanding debt securities have given any authorization, demand, direction, notice, consent or waiver under the relevant indenture, the amount of outstanding debt securities will be calculated based on the following:

•	the portion of the principal amount of an original issue discount security that shall be deemed to be outstanding for such purposes shall be that portion of the principal amount thereof that could be declared to be due and payable upon a declaration of acceleration pursuant to the terms of such original issue discount security as of the date of such determination;

•	the principal amount of a debt security denominated in a currency other than U.S. dollars shall be the U.S. dollar equivalent, determined on the date of original issue of such debt security, of the principal amount of such debt security; and

•	any debt security owned by us or any obligor on such debt security or any affiliate of us or such other obligor shall be deemed not to be outstanding.
Redemption and Repurchase
      The debt securities may be redeemable at our option, may be subject to mandatory redemption pursuant to a sinking fund or otherwise, or may be subject to repurchase by us at the option of the holders, in each case upon the terms, at the times and at the prices set forth in the applicable prospectus supplement.
Conversion and Exchange
      The terms, if any, on which debt securities of any series are convertible into or exchangeable for common stock, preferred stock, or other debt securities will be set forth in the applicable prospectus supplement. Such terms of conversion or exchange may be either mandatory, at the option of the holders, or at our option.
Consolidation, Merger and Sale of Assets
      Each indenture generally will permit a consolidation or merger between us and another corporation, if the surviving corporation meets certain limitations and conditions. Subject to those conditions, each indenture may also permit the sale by us of all or substantially all of our property and assets. If this happens, the remaining or acquiring corporation shall assume all of our responsibilities and liabilities under the indentures including the payment of all amounts due on the debt securities and performance of the covenants in the indentures.
      We are only permitted to consolidate or merge with or into any other corporation or sell all or substantially all of our assets according to the terms and conditions of the indentures, as indicated in the applicable prospectus supplement. The remaining or acquiring corporation will be substituted for us in the indentures with the same effect as if it had been an original party to the indenture. Thereafter, the successor corporation may exercise our rights and powers under any indenture, in our name or in its own name. Any act or proceeding required or permitted to be done by our board of directors or any of our officers may then be done by the board or officers of the successor corporation.
Events of Default
      Unless otherwise specified in the applicable prospectus supplement, an event of default, as defined in the indentures and applicable to debt securities issued under such indentures, typically will occur with respect to the debt securities of any series under the indentures upon:

•	default for a period to be specified in the applicable prospectus supplement in payment of any interest with respect to any debt security of such series;

•	default in payment of principal or any premium with respect to any debt security of such series when due upon maturity, redemption, repurchase at the option of the holder or otherwise;

•	default in deposit of any sinking fund payment when due with respect to any debt security of such series;

•	default by us in the performance, or breach, of any other covenant or warranty in such indentures, which shall not have been remedied for a period to be specified in the applicable prospectus supplement after notice to us by the applicable trustee or the holders of not less than a fixed percentage in aggregate principal amount of the debt securities of all series issued under the applicable indenture;

•	certain events of bankruptcy, insolvency or reorganization of Comstock; or

•	any other event of default that may be set forth in the applicable prospectus supplement, including an event of default based on other debt being accelerated, known as a “cross-acceleration.”
      No event of default with respect to any particular series of debt securities necessarily constitutes an event of default with respect to any other series of debt securities. If the trustee considers it in the interest of the holders to do so, the trustee under an indenture may withhold notice of the occurrence of a default with respect to the debt securities to the holders of any series outstanding, except a default in payment of principal, premium, if any, or interest, if any.
      Each indenture will provide that if an event of default with respect to any series of debt securities issued thereunder shall have occurred and be continuing, either the relevant trustee or the holders of at least a fixed percentage in principal amount of the debt securities of such series then outstanding may declare the principal amount of all the debt securities of such series to be due and payable immediately. In the case of original issue discount securities, the trustee may declare as due and payable such lesser amount as may be specified in the applicable prospectus supplement. However, upon certain conditions, such declaration and its consequences may be rescinded and annulled by the holders of at least a fixed percentage in principal amount of the debt securities of all series issued under the applicable Indenture.
      The applicable prospectus supplement will provide the terms pursuant to which an event of default shall result in acceleration of the payment of principal of subordinated debt securities.
      In the case of a default in the payment of principal of, or premium, if any, or interest, if any, on any subordinated debt securities of any series, the applicable trustee, subject to certain limitations and conditions, may institute a judicial proceeding for the collection thereof.
      No holder of any of the debt securities of any series will have any right to institute any proceeding with respect to the indenture or any remedy thereunder, unless the holders of at least a fixed percentage in principal amount of the outstanding debt securities of such series:

•	have made written request to the trustee to institute such proceeding as trustee, and offered reasonable indemnity to the trustee;

•	the trustee has failed to institute such proceeding within the time period specified in the applicable prospectus supplement after receipt of such notice; and

•	the trustee has not within such period received directions inconsistent with such written request by holders of a majority in principal amount of the outstanding debt securities of such series. Such limitations do not apply, however, to a suit instituted by a holder of a debt security for the enforcement of the payment of the principal of, premium, if any, or any accrued and unpaid interest on, the debt security on or after the respective due dates expressed in the debt security.
      During the existence of an event of default under an indenture, the trustee is required to exercise such rights and powers vested in it under the indenture and use the same degree of care and skill in its exercise thereof as a prudent person would exercise under the circumstances in the conduct of such person’s own affairs. Subject to the provisions of the indenture relating to the duties of the trustee, if an event of default shall occur and be continuing, the trustee is under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders, unless such holders shall have offered to the trustee reasonable security or indemnity. Subject to certain provisions concerning the rights of the trustee, the holders of at least a fixed percentage in principal amount of the outstanding debt securities of any series have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any power conferred on the trustee with respect to such series.
      The indentures provide that the trustee will, within the time period specified in the applicable prospectus supplement after the occurrence of any default, give to the holders of the debt securities of such series notice of such default known to it, unless such default shall have been cured or waived; provided that the trustee shall be protected in withholding such notice if it determines in good faith that the withholding of such notice is in the interest of such holders, except in the case of a default in payment of principal of or premium, if any, on any debt security of such series when due or in the case of any default in the payment of any interest on the debt securities of such series.
      We will be required to furnish to the trustee annually a statement as to compliance with all conditions and covenants under the indentures.
Modification and Waivers
      From time to time, when authorized by resolutions of our board of directors and by the trustee, we may, without the consent of the holders of debt securities of any series, amend, waive or supplement the indentures and the debt securities of such series for certain specified purposes, including, among other things:

•	to cure ambiguities, defects or inconsistencies;

•	to provide for the assumption of our obligations to holders of the debt securities of such series in the case of a merger or consolidation;

•	to add to our events of default or our covenants or to make any change that would provide any additional rights or benefits to the holders of the debt securities of such series;

•	to add or change any provisions of such indenture to facilitate the issuance of bearer securities;

•	to establish the form or terms of debt securities of any series and any related coupons;

•	to add guarantors with respect to the debt securities of such series;

•	to secure the debt securities of such series;

•	to maintain the qualification of the indenture under the Trust Indenture Act of 1939; or

•	to make any change that does not adversely affect the rights of any holder.
      Other amendments and modifications of the indentures or the debt securities issued thereunder may be made by the trustee and us with the consent of the holders of not less than a fixed percentage of the aggregate principal amount of the outstanding debt securities of each series affected, with each series voting as a separate class; provided that, without the consent of the holder of each outstanding debt security affected, no such modification or amendment may:

•	reduce the principal amount of, or extend the fixed maturity of the debt securities, or alter or waive any redemption, repurchase or sinking fund provision of the debt securities;

•	reduce the amount of principal of any original issue discount securities that would be due and payable upon an acceleration of the maturity thereof;

•	change the currency in which any debt securities or any premium or the accrued interest thereon is payable;

•	reduce the percentage in principal amount outstanding of debt securities of any series which must consent to an amendment, supplement or waiver or consent to take any action under the indenture or the debt securities of such series;

•	impair the right to institute suit for the enforcement of any payment on or with respect to the debt securities;

•	waive a default in payment with respect to the debt securities or any guarantee;

•	reduce the rate or extend the time for payment of interest on the debt securities;

•	adversely affect the ranking of the debt securities of any series;

•	release any guarantor from any of its obligations under its guarantee or the indenture, except in compliance with the terms of the indenture; or

•	solely in the case of a series of subordinated debt securities, modify any of the applicable subordination provisions or the applicable definition of senior indebtedness in a manner adverse to any holders.
      The holders of a fixed percentage in aggregate principal amount of the outstanding debt securities of any series may waive compliance by us with certain restrictive provisions of the relevant indenture, including any set forth in the applicable prospectus supplement. The holders of a fixed percentage in aggregate principal amount of the outstanding debt securities of any series may, on behalf of the holders of that series, waive any past default under the applicable indenture with respect to that series and its consequences, except a default in the payment of the principal of, or premium, if any, or interest, if any, on any debt securities of such series, or in respect of a covenant or provision which cannot be modified or amended without the consent of a larger fixed percentage of holders or by the holders of each outstanding debt security of the series affected.
Discharge, Termination and Covenant Termination
      When we establish a series of debt securities, we may provide that such series is subject to the termination and discharge provisions of the applicable indenture. If those provisions are made applicable, we may elect either:

•	to terminate and be discharged from all of our obligations with respect to those debt securities subject to some limitations; or

•	to be released from our obligations to comply with specified covenants relating to those debt securities, as described in the applicable prospectus supplement.
      To effect that termination or covenant termination, we must irrevocably deposit in trust with the relevant trustee an amount which, through the payment of principal and interest in accordance with their terms, will provide money sufficient to make payments on those debt securities and any mandatory sinking fund or similar payments on those debt securities. This deposit may be made in any combination of funds or government obligations. On such a termination, we will not be released from certain of our obligations that will be specified in the applicable prospectus supplement.

      To establish such a trust we must deliver to the relevant trustee an opinion of counsel to the effect that the holders of those debt securities:

•	will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the termination or covenant termination; and

•	will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the termination or covenant termination had not occurred.
      If we effect covenant termination with respect to any debt securities, the amount of deposit with the relevant trustee must be sufficient to pay amounts due on the debt securities at the time of their stated maturity. However, those debt securities may become due and payable prior to their stated maturity if there is an event of default with respect to a covenant from which we have not been released. In that event, the amount on deposit may not be sufficient to pay all amounts due on the debt securities at the time of the acceleration.
      The applicable prospectus supplement may further describe the provisions, if any, permitting termination or covenant termination, including any modifications to the provisions described above.
Governing Law
      The indentures and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.
The Initial Trustee
      The initial trustee named in the form of indenture for debt securities filed as an exhibit to the registration statement of which this prospectus forms a part is The Bank of New York Trust Company, N.A.
Regarding the Trustees
      The Trust Indenture Act of 1939 contains limitations on the rights of a trustee, should it become a creditor of ours, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. Each trustee is permitted to engage in other transactions with us from time to time, provided that if such trustee becomes subject to any conflicting interest, it must eliminate such conflict upon the occurrence of an event of default under the relevant indenture, or else resign as trustee.
DESCRIPTION OF CAPITAL STOCK
      Our authorized capital stock consists of 50,000,000 shares of common stock, par value $0.50 per share and 5,000,000 shares of preferred stock, $10.00 par value per share. At September 30, 2005 we had 42,250,815 shares of common stock and no shares of preferred stock issued and outstanding. We also had options and warrants outstanding to purchase 2,884,750 shares of our common stock outstanding at that date.
      The following is a summary of the key terms and provisions of our equity securities. You should refer to the applicable provision of our restated articles of incorporation, bylaws, the General Corporation Law of Nevada and the documents we have incorporated by reference for a complete statement of the terms and rights of our capital stock.
Common Stock
      Voting Rights. Each holder of common stock is entitled to one vote per share. Subject to the rights, if any, of the holders of any series of preferred stock pursuant to applicable law or the provision of the certificate of designation creating that series, all voting rights are vested in the holders of shares of common stock. Holders of shares of common stock have no right to cumulate votes in the election of directors, thus the holders of a majority of the shares of common stock can elect all of the members of the board of directors standing for election.
      Dividends. Dividends may be paid to the holders of common stock when, as and if declared by the board of directors out of funds legally available for their payment, subject to the rights of holders of any preferred stock. We have never declared a cash dividend on our common stock and intend to continue our policy of using retained earnings for expansion of our business.
      Rights upon Liquidation. In the event of our voluntary or involuntary liquidation, dissolution or winding up, the holders of common stock will be entitled to share equally, in proportion to the number of shares of common stock held by them, in any of our assets available for distribution after the payment in full of all debts and distributions and after the holders of all series of outstanding preferred stock, if any, have received their liquidation preferences in full.
      Non-Assessable. All outstanding shares of common stock are fully paid and non-assessable. Any additional common stock we offer and issue under this prospectus and any related prospectus supplement will also be fully paid and non-assessable.
      No Preemptive Rights. Holders of common stock are not entitled to preemptive purchase rights in future offerings of our common stock. Although our restated articles of incorporation do not specifically deny preemptive rights, pursuant to the Nevada General Corporation Law, our stockholders do not have preemptive rights with respect to shares that are registered under Section 12 of the Securities Exchange Act of 1934 and our common stock is so registered.
      Listing. Our outstanding shares of common stock are listed on the New York Stock Exchange under the symbol “CRK.” Any additional common stock we issue will also be listed on the NYSE and any other exchange on which our common stock is then traded.
Preferred Stock
      Our board of directors can, without approval of our stockholders, issue one or more series of preferred stock and determine the number of shares of each series and the rights, preferences and limitations of each series. The following description of the terms of the preferred stock sets forth certain general terms and provisions of our authorized preferred stock. If we offer preferred stock, a description will be filed with the SEC and the specific designations and rights will be described in a prospectus supplement, including the following terms:

•	the series, the number of shares offered and the liquidation value of the preferred stock;

•	the price at which the preferred stock will be issued;

•	the dividend rate, the dates on which the dividends will be payable and other terms relating to the payment of dividends on the preferred stock;

•	the liquidation preference of the preferred stock;

•	the voting rights of the preferred stock;

•	whether the preferred stock is redeemable or subject to a sinking fund, and the terms of any such redemption or sinking fund;

•	whether the preferred stock is convertible or exchangeable for any other securities, and the terms of any such conversion; and

•	any additional rights, preferences, qualifications, limitations and restrictions of the preferred stock.
      The description of the terms of the preferred stock to be set forth in an applicable prospectus supplement will not be complete and will be subject to and qualified in its entirety by reference to the certificate of designation relating to the applicable series of preferred stock. The registration statement of which this prospectus forms a part will include the certificate of designation as an exhibit or incorporate it by reference.

      Undesignated preferred stock may enable our board of directors to render more difficult or to discourage an attempt to obtain control of us by means of a tender offer, proxy contest, merger or otherwise, and to thereby protect the continuity of our management. The issuance of shares of preferred stock may adversely affect the rights of the holders of our common stock. For example, any preferred stock issued may rank prior to our common stock as to dividend rights, liquidation preference or both, may have full or limited voting rights and may be convertible into shares of common stock. As a result, the issuance of shares of preferred stock may discourage bids for our common stock or may otherwise adversely affect the market price of our common stock or any existing preferred stock.
      Any preferred stock will, when issued, be fully paid and non-assessable.
Stockholders’ Rights Plan
      On December 8, 2000, our board of directors adopted Comstock’s Stockholders’ Rights Plan and we declared a dividend distribution of one preferred stock purchase right for each outstanding share of our common stock. Each purchase right entitles the registered holder to purchase from us one one-hundredth of a share of our series A junior participating preferred stock, $10.00 par value per share, at an exercise price of $15.00 per one one-hundredth of a share of preferred stock, subject to adjustment. The description and terms of the purchase rights are set forth in a rights agreement between us and American Stock Transfer and Trust Company, as rights agent.
      The purchase rights are initially evidenced by the common stock certificates as no separate purchase rights certificates have been distributed. The purchase rights separate from our common stock and a distribution date will occur at the close of business on the earliest of:

•	the tenth business day following a public announcement that a person or group of affiliated or associated persons (Acquiring Person) has acquired, or obtained the right to acquire, beneficial ownership of 20% or more of the outstanding shares of our common stock (Stock Acquisition Date);

•	the tenth business day (or such later date as may be determined by action of our board of directors) following the commencement of a tender offer or exchange offer that would result in a person or group beneficially owning 20% or more of the outstanding shares of our common stock; or

•	the tenth business day after our board of directors determines that any individual, firm, corporation, partnership or other entity, alone or together with its affiliates and associates, has become the beneficial owner of an amount of our common stock which a majority of the continuing directors who are not our officers determines to be substantial (which amount shall in no event be less than 10% of the shares of our common stock outstanding) and at least a majority of the continuing directors who are not our officers, after reasonable inquiry and investigation, including consultation with such adverse person as the directors shall deem appropriate, shall determine that such beneficial ownership by such adverse person is intended to cause us to repurchase the common stock beneficially owned by such adverse person or to cause pressure on us to take action or enter into a transaction intended to provide such adverse person with short-term financial gain under circumstances where the directors determine that the best long-term interests of us and our stockholders would not be served by taking such action or entering into such transaction or series of transactions at that time, or that such beneficial ownership is causing or is reasonably likely to cause a material adverse impact on us.
      The purchase rights are not exercisable until the distribution date outlined above and will expire at the close of business on December 18, 2010, unless earlier redeemed by us. If (i) a person becomes the beneficial owner of 20% or more of the then outstanding shares of our common stock (except (a) pursuant to certain offers for all outstanding shares of common stock approved by at least a majority of the continuing directors who are not our officers or (b) solely due to a reduction in the number of shares of our common stock outstanding as a result of the repurchase of shares of common stock by us) or (ii) our board of directors determines that a person is an adverse person (as discussed above), each holder of a purchase right will thereafter have the right to receive, upon exercise, common stock (or, in certain circumstances, cash, property or our other securities) having a value equal to two times the exercise price of the purchase right. Notwithstanding any of the foregoing, following the occurrence of either of the events set forth in this paragraph, all purchase rights that are, or (under certain circumstances specified in the rights agreement) were, beneficially owned by any Acquiring Person or adverse person (as discussed above) will be null and void.
      If at any time following the Stock Acquisition Date, (i) we are acquired in a merger or other business combination transaction in which we are not the surviving corporation, or in which we are the surviving corporation, but our common stock is changed or exchanged (other than a merger which follows an offer for all outstanding shares of common stock approved by at least a majority of the continuing directors who are not our officers), or (ii) more than 50% of our assets, cash flow or earning power is sold or transferred, each holder of a purchase right (except purchase rights which previously have been voided as set forth above) shall thereafter have the right to receive upon exercise, common stock of the acquiring company having a value equal to two times the exercise price of the purchase right.
      At any time after the earlier to occur of (i) an Acquiring Person becoming such or (ii) the date on which our board of directors declares an adverse person to be such, our board of directors may cause us to exchange the purchase rights (other than purchase rights owned by the adverse person or Acquiring Person, as the case may be, which will have become null and void), in whole or in part, at an exchange ratio of one share of common stock per purchase right (subject to adjustment). Notwithstanding the foregoing, no such exchange may be effected at any time after any person becomes the beneficial owner of 50% or more of our outstanding common stock.
      The rights plan has certain anti-takeover effects including making it prohibitively expensive for a raider to try to control or take us over unilaterally without negotiation with our board of directors. Although intended to preserve for stockholders our long term value, the rights plan may make it more difficult for stockholders to benefit from certain transactions which are opposed by the incumbent board of directors.
Anti-Takeover Provisions
      In addition to the rights plan, our restated articles of incorporation and bylaws and the Nevada General Corporation Law include certain provisions which may have the effect of delaying or deterring a change in control or in our management or encouraging persons considering unsolicited tender offers or other unilateral takeover proposals to negotiate with our board of directors rather than pursue non-negotiated takeover attempts. These provisions include a classified board of directors, authorized blank check preferred stock, restrictions on business combinations and the availability of authorized but unissued common stock. Please see “Preferred Stock” above.
      Our bylaws contain provisions dividing the board of directors into classes with only one class standing for election each year. A staggered board of directors makes it more difficult for stockholders to change the majority of the directors and instead promotes a continuity of existing management.
      Nevada’s “Combinations with Interested Stockholders Statute,” which applies to any Nevada corporation subject to the reporting requirements of Section 12 of the Securities Exchange Act of 1934, including us, prohibits an “interested stockholder” from entering into a “combination” with the corporation for three years, unless certain conditions are met. A “combination” includes:

•	any merger of the corporation or a subsidiary of the corporation with an “interested stockholder,” or any other corporation which is or after the merger would be, an affiliate or associate of the interested stockholder;

•	any sale, lease, exchange, mortgage, pledge, transfer or other disposition, in one transaction or a series of transactions, to or with an “interested stockholder,” of assets:

(i) having an aggregate market value equal to 5% or more of the aggregate market value of the corporation’s assets;

(ii) having an aggregate market value equal to 5% or more of the aggregate market value of all outstanding shares of the corporation; or

(iii) representing 10% or more of the earning power or net income of the corporation;

•	any issuance or transfer of shares of the corporation or its subsidiaries, to the “interested stockholder,” having an aggregate market value equal to 5% or more of the aggregate market value of all of the outstanding shares of the corporation;

•	the adoption of any plan or proposal for the liquidation or dissolution of the corporation proposed by the “interested stockholder;”

•	certain transactions which would result in increasing the proportionate share of shares of the corporation owned by the “interested stockholder;”

•	a recapitalization of the corporation; or

•	the receipt by an “interested stockholder,” except proportionately as a stockholder, of the benefits of any loans, advances or other financial benefits provided by the corporation.
      An “interested stockholder” is a person who:

•	directly or indirectly owns 10% or more of the voting power of the outstanding voting shares of the corporation or

•	an affiliate or associate of the corporation which at any time within three years before the date in question was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then outstanding shares of the corporation.
      A corporation to which the Combinations with Interested Stockholders statute applies may not engage in a “combination” within three years after the interested stockholder acquired its shares, unless the combination or the interested stockholder’s acquisition of shares was approved by the board of directors before the interested stockholder acquired the shares. If this approval is not obtained, the combination may be consummated after the three year period expires if either (a)(i) the board of directors of the corporation approved, prior to such person becoming an interested stockholder, the combination or the purchase of shares by the interested stockholder or (ii) the combination is approved by the affirmative vote of holders of a majority of voting power not beneficially owned by the interested stockholder at a meeting called no earlier than three years after the date the interested stockholder became such or (b) the aggregate amount of cash and the market value of consideration other than cash to be received by holders of shares of common stock and holders of any other class or series of shares meets the minimum requirements set forth in the statue, and prior to the completion of the combination, except in limited circumstances, the “interested stockholder” has not become the beneficial owner of additional voting shares of the corporation.
Combinations with Interested Stockholders
      In addition to the foregoing statute, Nevada has an “Acquisition of Controlling Interest” statute, which prohibits an acquiror, under certain circumstances, from voting shares of a target corporation’s stock after crossing certain threshold ownership percentages, unless the acquiror obtains the approval of the target corporation’s stockholders. The Acquisition of Controlling Interest Statute only applies to Nevada corporations with at least 200 stockholders, including at least 100 record stockholders who are Nevada residents, and which do business directly or indirectly in Nevada and whose articles of incorporation or bylaws in effect 10 days following the acquisition of a controlling interest by an acquiror does not prohibit its application. We do not intend to “do business” in Nevada within the meaning of the Acquisition of Controlling Interest Statute. Therefore, we believe it is unlikely that the Acquisition of Controlling Interest statute will apply to us. The statute specifies three thresholds: at least one-fifth but less than one-third, at least one-third but less than a majority, and a majority or more, of the outstanding voting power. Once an acquiror crosses one of the above thresholds, shares which it acquired in the transaction taking it over the threshold or within ninety days preceding the date thereof become “control shares” which could be deprived of the right to vote until a majority of the disinterested stockholders restore that right. A special stockholders’ meeting may be called at the request of the acquiror to consider the voting rights of the acquiror’s shares. If the acquiror requests a special meeting and gives an undertaking to pay the expenses of said meeting, then the meeting must take place no earlier than 30 days (unless the acquiror requests that the meeting be held sooner) and no more than

50 days (unless the acquiror agrees to a later date) after the delivery by the acquiror to the corporation of an information statement which sets forth the range of voting power that the acquiror has acquired or proposes to acquire and certain other information concerning the acquiror and the proposed control share acquisition. If no such request for a stockholders’ meeting is made, consideration of the voting rights of the acquiror’s shares must be taken at the next special or annual stockholders’ meeting. If the stockholders fail to restore voting rights to the acquiror, or if the acquiror fails to timely deliver an information statement to the corporation, then the corporation may, if so provided in its articles or bylaws, call certain of the acquiror’s shares for redemption at the average price paid for the control shares by the acquiror. Our articles of incorporation and bylaws do not currently permit us to redeem an acquiror’s shares under these circumstances. The Acquisition of Controlling Interest statute also provides that in the event the stockholders restore full voting rights to a holder of control shares that owns a majority of the voting stock, then all other stockholders who do not vote in favor of restoring voting rights to the control shares may demand payment for the “fair value” of their shares (which is generally equal to the highest price paid by the acquiror in the transaction subjecting the acquiror to the statute.)
Transfer Agent and Registrar
      The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company.
DESCRIPTION OF WARRANTS
      We may issue warrants to purchase debt or equity securities. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.
      The applicable prospectus supplement will specify the following terms of any warrants in respect of which this prospectus is being delivered:

•	the title of such warrants;

•	the aggregate number of such warrants;

•	the price or prices at which such warrants will be issued;

•	any changes or adjustments to the exercise price;

•	the securities or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing, purchasable upon exercise of such warrants;

•	the price at which, and the currency or currencies in which the securities or other rights purchasable upon exercise of, such warrants may be purchased;

•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

•	if applicable, the minimum or maximum amount of such warrants that may be exercised at any one time;

•	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

•	if applicable, the date on and after which such warrants and the related securities will be separately transferable;

•	information with respect to book-entry procedures, if any;

•	if applicable, a discussion of any material United States federal income tax considerations; and

•	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.
DESCRIPTION OF UNITS
      As specified in the applicable prospectus supplement, we may issue units consisting of one or more debt securities, shares of common stock, shares of preferred stock or warrants or any combination of such securities.
      The applicable prospectus supplement will specify the following terms of any units in respect of which this prospectus is being delivered:

•	the terms of the units and of any of the debt securities, common stock, preferred stock and warrants comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

•	a description of the terms of any unit agreement governing the units; and

•	a description of the provisions for the payment, settlement, transfer or exchange of the units.
PLAN OF DISTRIBUTION
      We may sell the securities offered by this prospectus and applicable prospectus supplements in one or more of the following ways from time to time:

•	through underwriters or dealers;

•	through agents;

•	directly to purchasers, including institutional investors; or

•	through a combination of any such methods of sale.
      Any such underwriter, dealer or agent may be deemed to be an underwriter within the meaning of the Securities Act of 1933.
      The applicable prospectus supplement relating to the securities will set forth:

•	the offering terms, including the name or names of any underwriters, dealers or agents;

•	the purchase price of the securities and the proceeds to us from such sales;

•	any underwriting discounts, commissions and other items constituting compensation to underwriters, dealers or agents;

•	any initial public offering price, if applicable;

•	any discounts or concessions allowed or reallowed or paid by underwriters or dealers to other dealers;

•	in the case of debt securities, the interest rate, maturity and redemption provisions; and

•	any securities exchanges on which the securities may be listed.
      If underwriters or dealers are used in the sale, the securities will be acquired by the underwriters or dealers for their own account and may be resold from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

      The securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of such firms. Unless otherwise stated in an applicable prospectus supplement, the obligations of underwriters or dealers to purchase the securities will be subject to certain customary closing conditions and the underwriters or dealers will be obligated to purchase all the securities if any of the securities are purchased. Any public offering price and any discounts or concessions allowed or reallowed or paid by underwriters or dealers to other dealers may be changed from time to time.
      Securities may be sold directly by us or through agents designated by us from time to time. Any agent involved in the offer or sale of the securities in respect of which this prospectus and a prospectus supplement is delivered will be named, and any commissions payable by us to such agent will be set forth, in the prospectus supplement. Unless otherwise indicated in the prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.
      If so indicated in the prospectus supplement, we will authorize underwriters, dealers or agents to solicit offers from certain specified institutions to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject to any conditions set forth in the prospectus supplement and the prospectus supplement will set forth the commission payable for solicitation of such contracts. The underwriters and other persons soliciting such contracts will have no responsibility for the validity or performance of any such contracts.
      Underwriters, dealers and agents may be entitled under agreements entered into with us to be indemnified by us against certain civil liabilities, including liabilities under the Securities Act of 1933, or to contribution by us to payments which they may be required to make. The terms and conditions of such indemnification will be described in an applicable prospectus supplement. Underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for, us in the ordinary course of business.
      Each class or series of securities will be a new issue of securities with no established trading market, other than the common stock, which is listed on the New York Stock Exchange. We may elect to list any other class or series of securities on any exchange, other than the common stock, but we are not obligated to do so. Any underwriters to whom securities are sold by us for public offering and sale may make a market in such securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of the trading market for any securities.
      Certain persons participating in any offering of securities may engage in transactions that stabilize, maintain or otherwise affect the price of the securities offered in accordance with Regulation M under the Securities Exchange Act of 1934. In connection with any such offering, the underwriters or agents, as the case may be, may purchase and sell securities in the open market. These transactions may include over-allotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. Stabilizing transactions consist of certain bids or purchases for the purpose of preventing or retarding a decline in the market price of the securities; and syndicate short positions involve the sale by the underwriters or agents, as the case may be, of a greater number of securities than they are required to purchase from us, as the case may be, in the offering. The underwriters may also impose a penalty bid, whereby selling concessions allowed to syndicate members or other broker-dealers for the securities sold for their account may be reclaimed by the syndicate if such securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the securities, which may be higher than the price that might otherwise prevail in the open market, and if commenced, may be discontinued at any time. These transactions may be effected on the New York Stock Exchange in the over-the-counter market or otherwise. These activities will be described in more detail in the sections entitled “Plan of Distribution” or “Underwriting” in the applicable prospectus supplement.
      The prospectus supplement or pricing supplement, as applicable, will set forth the anticipated delivery date of the securities being sold at that time.

LEGAL MATTERS
      Locke Liddell & Sapp LLP, Dallas, Texas, will issue an opinion for us regarding the legality of the securities offered by this prospectus and applicable prospectus supplement. If the securities are being distributed in an underwritten offering, certain legal matters will be passed upon for the underwriters by counsel identified in the applicable prospectus supplement.
EXPERTS
      The consolidated financial statements of Comstock Resources, Inc. appearing in Comstock Resources, Inc’s Annual Report (Form 10-K) for the year ended December 31, 2004, and Comstock Resources, Inc management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2004 included therein, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements and management’s assessment are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.
      With respect to the unaudited condensed consolidated interim financial information of Comstock Resources, Inc. for the three-month periods ended March 31, 2005 and March 31, 2004, and the six-month periods ended June 3, 2005 and June 30, 2004, incorporated by reference in this Prospectus, Ernst & Young LLP reported that they have applied limited procedures in accordance with professional standards for a review of such information. However, their separate reports dated May 9, 2005 and August 10, 2005, included in Comstock Resources, Inc’s Quarterly Report on Form 10-Q for the quarters ended March 31, 2005 and June 30, 2005, respectively, and incorporated by reference herein, states that they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their report on such information should be restricted in light of the limited nature of the review procedures applied. Ernst & Young LLP is not subject to the liability provisions of Section 11 of the Securities Act of 1933 for their report on the unaudited interim financial information because that report is not a “report” or a “part” of the Registration Statement prepared or certified by Ernst & Young LLP within the meaning of Sections 7 and 11 of the Securities Act of 1933.
      Our consolidated financial statements for the year ended December 31, 2002, have been incorporated by reference into this prospectus in reliance upon the report of KPMG LLP, independent registered public accounting firm, and upon the authority of said firm as experts in accounting and auditing.
      On May 16, 2003, we filed a Current Report on Form 8-K announcing that our audit committee engaged Ernst & Young LLP as our independent public accountants for fiscal 2003, replacing KPMG LLP. The decision to change independent public accountants was not the result of any disagreement with KPMG LLP on matters of accounting principles or practices, financial statement disclosure or auditing scope and procedure.
      Certain estimates of our oil and natural gas reserves and related information incorporated by reference in this prospectus have been derived from engineering reports prepared by Lee Keeling & Associates as of December 31, 2002, 2003 and 2004, and all such information has been so included on the authority of such firm as an expert regarding the matters contained in its reports.
WHERE YOU CAN FIND MORE INFORMATION
      We are subject to the informational requirements of the Securities Exchange Act of 1934, and therefore we file annual, quarterly and current reports, proxy statements and other documents with the SEC. You may read and copy any of the reports, proxy statements and any other information that we file at the SEC’s Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a website at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. We also maintain a website at

http://www.comstockresources.com; however, the information contained at this website does not constitute part of this prospectus. Reports, proxy and information statements and other information about us may be inspected at the New York Stock Exchange, 20 Broad Street, New York, New York 10005.
      We have filed with the SEC a registration statement on Form S-3 under the Securities Act of 1933, with respect to the securities offered in this prospectus. This prospectus is part of that registration statement and, as permitted by the SEC’s rules, does not contain all of the information set forth in the registration statement. For further information about us and the securities that may be offered, we refer you to the registration statement and the exhibits that are filed with it. You can review and copy the registration statement and its exhibits and schedules from the SEC at the address listed above or from its web site.
      The SEC allows us to “incorporate by reference” into this prospectus certain information we file with the SEC in other documents. This means that we can disclose important information to you by referring you to other documents that we file with the SEC. The information may include documents filed after the date of this prospectus which update and supersede the information you read in this prospectus. We incorporate by reference the documents listed below, except to the extent information in those documents is different from the information contained in this prospectus, and all future documents filed by us with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 (other than Current Reports furnished under Item 2.02 or Item 7 of Form 8-K) until the offering of the securities described herein is terminated:

•	Our Annual Report on Form 10-K for the year ended December 31, 2004;

•	Our Quarterly Report on Form 10-Q for the three months ended March 31, 2005;

•	Our Quarterly Report on Form 10-Q for the six months ended June 30, 2005;

•	Our Current Report on Form 8-K filed with the SEC on September 30, 2005;

•	Our Current Report on Form 8-K filed with the SEC on July 18, 2005;

•	Our Current Report on Form 8-K filed with the SEC on July 15, 2005;

•	Our Current Report on Form 8-K filed with the SEC on May 13, 2005;

•	Our Current Report on Form 8-K filed with the SEC on March 30, 2005;

•	Our Current Report on Form 8-K filed with the SEC on March 28, 2005;

•	Our Current Report on Form 8-K filed with the SEC on January 27, 2005; and

•	Our definitive Proxy Statement on Schedule 14A filed with the SEC on April 22, 2005 for the 2005 annual meeting of stockholders.
      Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed modified, superseded or replaced for purposes of this prospectus to the extent that a statement contained in this prospectus or in any subsequently filed document that also is or is deemed to be incorporated by reference in this prospectus modifies, supersedes or replaces such statement. Any statement so modified, superseded or replaced shall not be deemed, except as so modified, superseded or replaced, to constitute a part of this prospectus.
      We will provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon that person’s written or oral request, a copy of any or all of the information incorporated by reference in this prospectus (other than exhibits to those documents, unless the exhibits are specifically incorporated by reference into the information that this prospectus incorporates). Requests should be directed to:
Comstock Resources, Inc.
Attention: Roland O. Burns, Senior Vice President
5300 Town and County Blvd., Suite 500
Frisco, Texas 75034
Telephone number: (972) 668-8800

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.
      The following table sets forth the costs and expenses, other than selling or underwriting discounts and commissions, to be incurred by us in connection with the issuance and distribution of the securities being registered hereby. With the exception of the SEC registration fee, all fees and expenses set forth below are estimates.

SEC registration fee	$58,850
Printing and engraving expenses	40,000
Legal fees and expenses	30,000
Trustee fees and expenses	5,000
Rating agency fees	50,000
Accounting fees and expenses	20,000
Miscellaneous	5,000

Total	$208,850

Item 15.	Indemnification of Directors and Officers.
      Section 78.7502 of the General Corporation Law of Nevada permits a corporation to indemnify any person who was, or is, or is threatened to be made a party in a completed, pending or threatened proceeding, whether civil, criminal, administrative or investigative (except an action by or in the right of the corporation), by reason of being or having been an officer, director, employee or agent of the corporation or serving in certain capacities at the request of the corporation. Indemnification may include attorneys’ fees, judgments, fines and amounts paid in settlement. The person to be indemnified must have acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action, such person must have had no reasonable cause to believe his or her conduct was unlawful.
      With respect to actions by or in the right of the corporation, indemnification may not be made for any claim, issue or matter as to which such a person has been finally adjudged by a court of competent jurisdiction to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action was brought or other court of competent jurisdiction determines upon application that in view of all circumstances the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.
      Unless indemnification is ordered by a court, the determination to pay indemnification must be made by the stockholders, by a majority vote of a quorum of our board of directors who were not parties to the action, suit or proceeding, or in certain circumstances by independent legal counsel in a written opinion. Section 78.751 of the General Corporation law of Nevada permits the articles of incorporation or bylaws to provide for payment to an indemnified person of the expenses of defending an action as incurred upon receipt of an undertaking to repay the amount if it is ultimately determined by a court of competent jurisdiction that the person is not entitled to indemnification.
      Section 78.7502 also provides that to the extent a director, officer, employee or agent has been successful on the merits or otherwise in the defense of any such action, he or she must be indemnified by the corporation against expenses, including attorneys’ fees, actually and reasonably incurred in connection with the defense.

      Article VI, “Indemnification of Directors, Officers, Employees and Agents”, of our bylaws provides as follows with respect to indemnification of our directors, officers, employees and agents:
      “Section 1. To the fullest extent allowed by Nevada law, any director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for an act or omission in the director’s capacity as a director, except that this Article VI does not eliminate or limit the liability of a director for:

(a) an act or omission which involves intentional misconduct, fraud or a knowing violation of law; or

(b) the payment of dividends in violation of N.R.S. 78.300.
      Section 2. The Corporation shall indemnify each director, officer, employee and agent, now or hereafter serving the Corporation, each former director, officer, employee and agent, and each person who may now or hereafter serve or who may have heretofore served at the Corporation’s request as a director, officer, employee or agent of another corporation or other business enterprise, and the respective heirs, executors, administrators and personal representatives of each of them against all expenses actually and reasonably incurred by, or imposed upon, him in connection with the defense of any claim, action, suit or proceeding, civil or criminal, against him by reason of his being or having been such director, officer, employee or agent, except in relation to such matters as to which he shall be adjudged by a court of competent jurisdiction after exhaustion of all appeals therefrom in such action, suit or proceeding to be liable for gross negligence or willful misconduct in the performance of duty. For purposes hereof, the term “expenses” shall include but not be limited to all expenses, costs, attorneys’ fees, judgements (including adjudications other than on the merits), fines, penalties, arbitration awards, costs of arbitration and sums paid out and liabilities actually and reasonably incurred or imposed in connection with any suit, claim, action or proceeding, and any settlement or compromise thereof approved by the Board of Directors as being in the best interests of the Corporation. However, in any case in which there is no disinterested majority of the Board of Directors available, the indemnification shall be made: (1) only if the Corporation shall be advised in writing by counsel that in the opinion of counsel (a) such officer, director, employee or agent was not adjudged or found liable for gross negligence or willful misconduct in the performance of duty as such director, officer, employee or agent or the indemnification provided is only in connection with such matters as to which the person to be indemnified was not so liable, and in the case of settlement or compromise, the same is in the best interests of the Corporation; and (b) indemnification under the circumstances is lawful and falls within the provisions of these Bylaws; and (2) only in such amount as counsel shall advise the Corporation in writing is, in his opinion, proper. In making or refusing to make any payment under this or any other provision of these Bylaws, the Corporation, its directors, officers, employees and agents shall be fully protected if they rely upon the written opinion of counsel selected by, or in the manner designated by, the Board of Directors.
      Section 3. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation as authorized in these Bylaws.
      Section 4. The Corporation may indemnify each person, though he is not or was not a director, officer, employee or agent of the Corporation, who served at the request of the Corporation on a committee created by the Board of Directors to consider and report to it in respect of any matter. Any such indemnification may be made under the provisions hereof and shall be subject to the limitations hereof, except that (as indicated) any such committee member need not be nor have been a director, officer, employee or agent of the Corporation.
      Section 5. The provisions hereof shall be applicable to actions, suits or proceedings (including appeals) commenced after the adoption hereof, whether arising from acts or omissions to act occurring before or after the adoption hereof.
      Section 6. The indemnification provisions herein provided shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, or by law or statute, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.
      Section 7. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, and persons described in Section 4 of this Article VI above, against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of these Bylaws.”

Item 16.	Exhibits.

Exhibit
Number		Description

1	.1**	Form of Underwriting Agreement for each of the securities registered hereby.

3.1		Restated Articles of Incorporation of Comstock (incorporated by reference to Exhibit 3.1 to Comstock’s Annual Report on Form 10-K for the year ended December 31, 1995).

3.2		Certificate of Amendment to the Restated Articles of Incorporation of Comstock dated July 1, 1997 (incorporated herein by reference to Exhibit 3.1 to Comstock’s Quarterly Report on Form 10-Q for the quarter ended June 30, 1997).

3.3		Bylaws of Comstock (incorporated by reference to Exhibit 3.2 to Comstock’s Registration Statement on Form S-3, dated October 25, 1996).

4.1		Specimen Stock Certificate for Common Stock (incorporated herein by reference to Exhibit 4.1 to Comstock’s Registration Statement on Form S-3 filed with the SEC on December 16, 2003).

4.2		Rights Agreement dated as of December 14, 2000, by and between Comstock and American Stock Transfer and Trust Company, as Rights Agent (incorporated herein by reference to Exhibit 1 to our Registration Statement on Form 8-A dated January 11, 2001).

4.3		Certificate of Designation, Preferences and Rights of Series B Junior Participating Preferred Stock (incorporated herein by reference to Exhibit 2 to our Registration Statement on Form 8-A dated January 11, 2001).

4.4		Indenture dated February 25, 2004 between Comstock, the subsidiary guarantors party thereto, and The Bank of New York Trust Company, N.A., Trustee for the 6 7/8% Senior Notes due 2012 (incorporated herein by reference to Exhibit 4.6 to our Annual Report on Form 10-K for the year ended December 31, 2003).

4.5		First Supplemental Indenture, dated February 25, 2005, between Comstock, the subsidiary guarantors party thereto, and The Bank of New York Trust Company, N.A., Trustee for the 6 7/8% Senior Notes due 2012 (incorporated by reference to Exhibit 4.7 to our Annual Report on Form 10-K for the year ended December 31, 2003).

4.6		Second Supplemental Indenture, dated March 11, 2004, between Comstock, the subsidiary guarantors party thereto, and The Bank of New York Trust Company, N.A., Trustee for the 6 7/8% Senior Notes due 2012 (incorporated by reference to Exhibit 4.1 to our Quarterly Report on Form 10-Q for the quarter ended March 31, 2004).

4.7		Third Supplemental Indenture, dated July 16, 2004, between Comstock, the subsidiary guarantors party thereto, and The Bank of New York Trust Company, N.A., Trustee for the 6 7/8% Senior Notes due 2012 (incorporated by reference to Exhibit 4.1 to our Quarterly Report on Form 10-Q for the year ended June 30, 2004).

4.8		Fourth Supplemental Indenture, dated May 20, 2005, between Comstock, the subsidiary guarantors party thereto, and The Bank of New York Trust Company, N.A., Trustee for the 6 7/8% Senior Notes due 2012 (incorporated by reference to Exhibit 4.1 to our Quarterly Report on Form 10-Q for the quarter ended June 30, 2005).

Exhibit
Number		Description

4	.9*	Form of Indenture between Comstock Resources, Inc. and Trustee to be designated therein covering Debt Securities to be offered hereunder, including form of Note or Debenture attached thereto.

4	.10**	Form of Certificate of Designation for Preferred Stock, including specimen certificate.

4	.11**	Form of Warrant Agreement covering Common Stock Warrants to be offered hereunder, including Form of Common Stock Warrant attached thereto.

5	.1*	Opinion of Locke Liddell & Sapp LLP as to the validity of the securities being registered hereunder.

12	.1*	Computation of Ratio of Earnings to Fixed Charges.

15	.1*	Letter of Ernst & Young LLP as to unaudited interim financial information.

23	.1*	Consent of Locke Liddell & Sapp LLP (Included in Exhibit 5.1).

23	.2*	Consent of Ernst & Young LLP.

23	.3*	Consent of KPMG LLP.

23	.4*	Consent of Lee Keeling.

24	.1*	Power of Attorney (Included on the Signature Pages to the Registration Statement).

25	*	Statement on Form T-1 of eligibility of Trustee for the Debt Securities.

*	Filed herewith.

**	To be filed by amendment or on Form 8-K.

Item 17.	Undertakings.
      (a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15 (d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
      (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company’s annual report pursuant to Section 13(a) or

Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
      (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Frisco, State of Texas, on October 4, 2005.

COMSTOCK RESOURCES, INC.

By:	/s/ M. JAY ALLISON

M. Jay Allison
President and Chief Executive Officer
(Principal Executive Officer)
POWER OF ATTORNEY
      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints M. Jay Allison and Roland O. Burns, each his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and any registration statement related to the offering contemplated by this registration statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission and any state or other securities authority, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.
      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ M. JAY ALLISON M. Jay Allison	President, Chief Executive Officer, Chairman of the Board of Directors, Director (Principal Executive Officer)	October 4, 2005

/s/ ROLAND O. BURNS Roland O. Burns	Senior Vice President, Chief Financial Officer, Director (Principal Financial and Accounting Officer)	October 4, 2005

/s/ DAVID K. LOCKETT David K. Lockett	Director	October 4, 2005

/s/ CECIL E. MARTIN, JR. Cecil E. Martin, Jr.	Director	October 4, 2005

/s/ DAVID W. SLEDGE David W. Sledge	Director	October 4, 2005

/s/ NANCY E. UNDERWOOD Nancy E. Underwood	Director	October 4, 2005

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Frisco, State of Texas, on October 4, 2005.

COMSTOCK OIL & GAS, LP

By:	Comstock Oil and Gas GP, LLC,

general partner

By:	/s/ M. JAY ALLISON

M. Jay Allison
Manager (Principal Executive Officer)
POWER OF ATTORNEY
      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints M. Jay Allison and Roland O. Burns, each his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and any registration statement related to the offering contemplated by this registration statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission and any state or other securities authority, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.
      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ M. JAY ALLISON M. Jay Allison	Manager of General Partner (Principal Executive Officer)	October 4, 2005

/s/ ROLAND O. BURNS Roland O. Burns	Manager of General Partner (Principal Financial and Accounting Officer)	October 4, 2005

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Frisco, State of Texas, on October 4, 2005.

COMSTOCK OIL & GAS — LOUISIANA, LLC

By:	/s/ M. JAY ALLISON

M. Jay Allison
President and Chief Executive Officer
(Principal Executive Officer)
POWER OF ATTORNEY
      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints M. Jay Allison and Roland O. Burns, each his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and any registration statement related to the offering contemplated by this registration statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission and any state or other securities authority, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.
      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ M. JAY ALLISON M. Jay Allison	President, Chief Executive Officer and Manager (Principal Executive Officer)	October 4, 2005

/s/ ROLAND O. BURNS Roland O. Burns	Senior Vice President, Chief Financial Officer, Secretary, Treasurer and Manager (Principal Financial and Accounting Officer)	October 4, 2005

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Frisco, State of Texas, on October 4, 2005.

COMSTOCK OFFSHORE, LLC

By:	/s/ M. JAY ALLISON

M. Jay Allison
President and Chief Executive Officer
(Principal Executive Officer)
POWER OF ATTORNEY
      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints M. Jay Allison and Roland O. Burns, each his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and any registration statement related to the offering contemplated by this registration statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission and any state or other securities authority, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.
      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ M. JAY ALLISON M. Jay Allison	President, Chief Executive Officer and Manager (Principal Executive Officer)	October 4, 2005

/s/ ROLAND O. BURNS Roland O. Burns	Senior Vice President, Chief Financial Officer, Secretary, Treasurer and Manager (Principal Financial and Accounting Officer)	October 4, 2005

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Frisco, State of Texas, on October 4, 2005.

COMSTOCK OIL & GAS GP, LLC

By:	/s/ M. JAY ALLISON

M. Jay Allison
Manager (Principal Executive Officer)
POWER OF ATTORNEY
      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints M. Jay Allison and Roland O. Burns, each his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and any registration statement related to the offering contemplated by this registration statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission and any state or other securities authority, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.
      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ M. JAY ALLISON M. Jay Allison	Manager (Principal Executive Officer)	October 4, 2005

/s/ ROLAND O. BURNS Roland O. Burns	Manager (Principal Financial and Accounting Officer)	October 4, 2005

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Frisco, State of Texas, on October 4, 2005.

COMSTOCK OIL & GAS INVESTMENTS, LLC

By:	/s/ M. JAY ALLISON

M. Jay Allison
President and Chief Executive Officer
(Principal Executive Officer)
POWER OF ATTORNEY
      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints M. Jay Allison and Roland O. Burns, each his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and any registration statement related to the offering contemplated by this registration statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission and any state or other securities authority, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.
      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ M. JAY ALLISON M. Jay Allison	President, Chief Executive Officer, and Manager (Principal Executive Officer)	October 4, 2005

/s/ ROLAND O. BURNS Roland O. Burns	Senior Vice President, Chief Financial Officer and Manager (Principal Financial and Accounting Officer)	October 4, 2005

/s/ JANICE C. GEORGE Janice C. George	Manager	October 4, 2005

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Frisco, State of Texas, on October 4, 2005.

COMSTOCK OIL & GAS HOLDINGS, INC.

By:	/s/ M. JAY ALLISON

M. Jay Allison
President and Chief Executive Officer
(Principal Executive Officer)
POWER OF ATTORNEY
      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints M. Jay Allison and Roland O. Burns, each his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and any registration statement related to the offering contemplated by this registration statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission and any state or other securities authority, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.
      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ M. JAY ALLISON M. Jay Allison	President, Chief Executive Officer, Chairman of the Board of Directors, Director (Principal Executive Officer)	October 4, 2005

/s/ ROLAND O. BURNS Roland O. Burns	Senior Vice President, Chief Financial Officer, Director (Principal Financial and Accounting Officer)	October 4, 2005

/s/ DAVID K. LOCKETT David K. Lockett	Director	October 4, 2005

/s/ CECIL E. MARTIN, JR. Cecil E. Martin, Jr.	Director	October 4, 2005

/s/ DAVID W. SLEDGE David W. Sledge	Director	October 4, 2005

/s/ NANCY E. UNDERWOOD Nancy E. Underwood	Director	October 4, 2005